EXHIBIT 11
            Statement re computation of per share earnings

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
                                      THREE MONTHS                           THREE MONTHS
                                             ENDED                                  ENDED
                                    MARCH 31, 1999                         MARCH 31, 1998
                                    --------------                        ---------------
                          NET                     PER SHARE       NET                     PER SHARE
                       INCOME      SHARES         AMOUNT       INCOME      SHARES         AMOUNT
                       ------      ------         ---------    ------      ------         ---------
BASIC EPS             $(1,258)      8,144       $  (0.15)      $ 281        5,076      $    0.06

Effect of dilutive
securities Options          -           -              -           -          243          (0.01)
                      --------     ------        --------      ------       -----      ---------
DILUTED EPS           $(1,258)      8,144       $  (0.15)      $ 281        5,319      $    0.05
                      --------     ------        --------      ------       -----      ---------
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